UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018 (October 22, 2018)

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2018, Intermex Holdings, Inc. (the “Company”), a subsidiary of International Money Express, Inc., entered into an employment agreement (the “Employment Agreement”) with Tony Lauro II pursuant to which Mr. Lauro will continue to provide services as the Chief Financial Officer of the Company for an indefinite term beginning on October 22, 2018. The Employment Agreement provides for a base salary of $310,000 per year, subject to increase at the discretion of the board of directors of the Company (the “Board”). The Employment Agreement also provides that Mr. Lauro is eligible to participate in the Company’s annual incentive compensation plan and shall have the opportunity to earn a performance based bonus with a target annual bonus opportunity of $110,000, based 60% on achievement of personal objectives and 40% on achievement of certain EBITDA results, or other performance measures established by the Board. The amount of any annual bonus payable shall be determined by the Board in its discretion. Mr. Lauro is also eligible to participate in any benefit plans (excluding severance, bonus, incentive or profit-sharing plans, unless approved or determined by the Board in its discretion) offered by the Company as in effect from time to time on the same basis as generally made available to other employees of the Company. In addition, Mr. Lauro is entitled to reimbursement and vacation benefits customary for a senior executive.

The Employment Agreement subjects Mr. Lauro to the following restrictive covenants: (i) non-solicitation of customers and employees of the Company during employment and for three years thereafter; (ii) non-competition during employment and for nine months thereafter; (iii) non-disclosure of confidential information for an unspecified period; and (iv) perpetual non-disparagement. In the event that (i) Mr. Lauro is terminated by the Company other than for Cause, Disability (as such terms are defined in the Employment Agreement) or death or (ii) if Mr. Lauro resigns for Good Reason (as defined in the Employment Agreement), he is entitled to base salary continuation for nine months and a pro-rata portion of his target bonus for the year in which termination occurs (less any bonus amounts already paid for such year).

The foregoing description of the Employment Agreement is intended only as a summary and is qualified in its entirety by reference to the actual terms of the Employment Agreement, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Any forward-looking statement that we make in this Current Report on Form 8-K speaks only as of October 22, 2018. We undertake no obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Tony Lauro II and Intermex Holdings, Inc., dated as of October 22, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: October 26, 2018	By:	/s/ Robert Lisy
	Name:	Robert Lisy
	Title:	President and Chief Executive Officer

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